UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): June 1, 2002

LUCENT TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11639 (Commission File Number)	22-3408857 (IRS Employer Identification No.)
600 Mountain Avenue, Murray Hill, New Jersey (Address of principal executive offices)	07974 (Zip Code)

(908) 582-8500
(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events

Effective June 1, 2002, the registrant completed its spin-off of Agere Systems Inc., a Delaware corporation, by distributing 37.0 million shares of Agere Class A common stock and 908.1 million shares of Agere Class B common stock to holders of record of the registrant’s common stock at 5:00 p.m. EDT on May 3, 2002. Each such holder received one share of Agere Class A common stock for every 92.768991 shares of the registrant’s common stock held and one share of Agere Class B common stock for every 3.779818 shares of the registrant’s common stock held, with fractional share interests aggregated for sale by the registrant’s transfer agent on behalf of holders who would otherwise be entitled to receive a fractional share of Agere Class A or Class B common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCENT TECHNOLOGIES INC.

/s/John A. Kritzmacher

Dated: June 3, 2002	By:____________________________
Name: John A. Kritzmacher
Title: Senior Vice President and Corporate
Controller